Exhibit 10.2

CONFIDENTIAL

Execution Version

PATENT & TECHNOLOGY LICENSE AGREEMENT

AGT. NO. L2549-LogicBio

This Patent and Technology License Agreement (“Agreement”) is between The Board of Regents (“Board”) of The University of Texas System (“System”), an agency of the State of Texas whose address is 201 West 7th Street, Austin, Texas 78701 on behalf of The University of Texas Southwestern Medical Center (“UT Southwestern”), a component institution of System, whose address is 5323 Harry Hines Boulevard, Dallas, Texas 75390-9094 (“Licensor”) and LogicBio Therapeutics, Inc., a Delaware corporation, with its principal place of business at 700 Main Street, Cambridge, MA 02139 (“Licensee”) (collectively, “Parties”, or singly, “Party”).

This Agreement has an “Effective Date” of: May 7, 2018.

No binding agreement between the Parties will exist until the Agreement has been signed by both Parties. Unsigned drafts of the Agreement shall not be considered offers.

Background

Licensor and The Board of Trustees of the Leland Stanford Junior University are joint owners of the rights in the patents and/or patent applications identified in EXHIBIT A to the Agreement. Licensor owns or controls Licensed Subject Matter (defined below). Licensee desires to secure the right and license to use, develop, manufacture, market, and commercialize the Licensed Subject Matter. Licensor has determined that such use, development, and commercialization of the Licensed Subject Matter is in the public’s best interest and is consistent with Licensor’s educational and research missions and goals. Licensor desires to have the Licensed Subject Matter developed and used for the benefit of Licensee, the inventors, Licensor, and the public.

The Parties entered into that certain Option Agreement, dated as of October 17, 2016 (the “Option Agreement”).

Licensee has exercised its option to negotiate a license in accordance with the terms set forth in the Option Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties hereby agree as follows:

1.	Definitions

Unless specifically defined elsewhere in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

“Active Indication” has the meaning set forth in Section 2.4.

“Affiliate” means any business entity more than 50% owned by Licensee, any business entity which owns more than 50% of Licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Licensee.

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Execution Version

“Agreement” has the meaning set forth in the Preamble.

“Annual Payment Deadline” means the day that is [***] days after the last day of any particular Contract Year.

“Board” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 8.1.

“Contract Quarter” means the three-month periods ending on March 31, June 30, September 30 and December 31, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“Contract Year” means the 12-month periods ending on December 31, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“Diligence Milestone Event” means all events identified as Milestone Events in Section 2.7.

“Fair Market Value” means the cash consideration an unaffiliated, unrelated buyer would pay in an arm’s length sale of a substantially identical item sold in the same quantity, under the same terms, and at the same time and place.

“FDA” means United States Food and Drug Administration, or any successor entity thereof.

“Field” means the Tissue Field and Therapeutics Field.

“Government” means any agency, department or other unit of the United States of America or the State of Texas.

“Gross Consideration” means all cash and non-cash consideration (e.g., securities).

“Indemnified Parties” has the meaning set forth in Section 13.1.

“Inventors” (or singly, “Inventor”) means Matthew Porteus, Josh Checketts, and Richard Voit, who were employees of UT Southwestern, and later of Stanford University, whose address is 450 Serra Mall, Stanford, California 94305–2004 (“Stanford”), at the time Licensed Subject Matter was developed, Jenny Barker, who was an employee of UT Southwestern at the time Licensed Subject Matter was developed, and Mark A. Kay and Adi Barzel, who were employees of Stanford at the time Licensed Subject Matter was developed.

“Liabilities” has the meaning set forth in Section 13.1.

“Licensed Process” means a method or process whose practice or use is covered by a Valid Claim or uses Technology Rights.

“Licensed Product” means 1) any product or component whose manufacture, use, sale, offer for sale or import is covered by any Valid Claim or incorporates any Technology Rights, or 2) any

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Execution Version

service whose practice, performance, sale, offer for sale or import is covered by any Valid Claim or incorporates any Technology Rights, or uses any Licensed Product, or involves the practice of a Licensed Process.

“Licensed Subject Matter” means Patent Rights and/or Technology Rights.

“Licensee” has the meaning set forth in the Preamble.

“Licensor” has the meaning set forth in the Preamble.

“Milestone Event” means all events identified as Milestone Events in Section 3.1(a).

“Milestone Fees” means all fees identified as Milestone Fees in Section 3.1(a).

“Net Sales” means the Gross Consideration from the Sale of Licensed Products less the following items directly attributable to the Sale of such Licensed Products that are specifically identified on the invoice for such Sale and borne by the Licensee, Affiliates, or Sublicensees as the seller: (a) discounts and rebates actually granted; (b) sales, value added, use and other taxes and government charges actually paid, excluding income taxes; (c) import and export duties actually paid; (d) outbound freight, shipping or transportation costs, and costs of insurance in transit, actually paid or allowed; and (e) other amounts actually refunded, allowed or credited due to rejections, recalls or returns, but not exceeding the original invoiced amount. Net Sales exclude a reasonable quantity used internally solely for testing or quality control purposes, marketing or demonstration purposes, or seeking governmental approval (e.g., FDA clinical trial). In the case of any Sale or other transfer of a Licensed Product within Licensee or among Licensee, a Sublicensee or their Affiliates for further sale or other transfer by such transferee, Net Sales shall be based on the Gross Consideration received for the first Sale to an entity other than Licensee, a Sublicensee or their Affiliates. Notwithstanding the foregoing, transfers or other dispositions of Licensed Products at cost (i) in connection with patient assistance programs, (ii) for charitable or promotional purposes or (iii) for pre-clinical, regulatory or governmental purposes or under “named patient” or other similar limited access programs shall not result in Net Sales.

In the event that a Licensed Product is sold or provided in combination with another product, component or service for which no royalty would be due hereunder if sold or provided separately, Net Sales from such combination sales for purposes of calculating the amount of royalties due under Section 3.2 shall be calculated by multiplying the Net Sales of the combination product or service by the fraction A/(A + B), where A is the average Gross Consideration during the preceding Contract Quarter of the Licensed Product sold or provided separately and B is the average gross selling price during the preceding Contract Quarter of the other product(s), component(s) or service(s). In the event that separate sales of the Licensed Product and/or of the other product(s), component(s) or service(s) were not made during the preceding Contract Quarter, then the Net Sales on the combination product or service shall be reasonably allocated between such Licensed Product and such other product(s), component(s) or service(s) based upon their relative importance and proprietary protection as mutually agreed upon by the Parties.

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Execution Version

“New License Agreement” has the meaning set forth in Section 7.5(a).

“Nominated Tissues” has the meaning set forth in Section 2.3.

“Non-Royalty Sublicensing Consideration” means the Gross Consideration received by the Licensee or its Affiliate from a Sublicensee in consideration of the grant of a sublicense under the Licensed Subject Matter (including, without limitation, license or option or distribution fees, fees to maintain license rights, and bonus/milestone payments), but excluding amounts received as running royalties, a profit share, other revenue sharing based on Net Sales for which Licensor receives a running royalty under Section 3.2, purchase price for the issuance of stock or other equity or debt securities to the extent issued at Fair Market Value, payments designated by Sublicensee for the purpose of funding or reimbursing bona fide research, development, or commercialization, payments for manufacture or supply of Licensed Product at cost, reimbursements of patent expenses actually incurred by Licensee, and loans. For the avoidance of doubt, Non-Royalty Sublicensing Consideration shall not include bona fide: (a) running royalties received by Licensee or an Affiliate based on Net Sales that are royalty-bearing to Licensor under Section 3.2, (b) purchase price for Licensee’s stock or other securities not in excess of Fair Market Value.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patent Rights” means the Licensor’s rights in (a) the patents and patent applications listed in EXHIBIT A to the Agreement; (b) all non-provisional patent applications that claim priority to any provisional application listed in EXHIBIT A to the Agreement to the extent the claims of such non-provisional applications are entitled to claim priority to the aforesaid provisional patent applications; and (c) all divisionals, continuations, and such claims of continuations-in-part as are entitled to claim priority to the aforesaid patents and/or patent applications, and all reissues, reexaminations, extensions of, and foreign counterparts; and (d) any patents that issue with respect to the aforesaid patent applications and any reissues, reexaminations or extensions thereof. From time to time during the term of the Agreement, upon written agreement by both Parties, Licensee and Licensor shall update the list of all patent applications and patents within the Patent Rights.

“Prosecution Counsel” means the law firm or attorney who is handling the prosecution of the Patent Rights. Prosecution Counsel as of the Effective Date is identified in EXHIBIT A to the Agreement.

“Quarterly Payment Deadline” means the day that is [***] days after the last day of any particular Contract Quarter.

“Regulatory Approval” means, with respect to a country, all approvals needed by the applicable Regulatory Authority for a particular national jurisdiction to market, Sell and use a Licensed Product in that national jurisdiction.

“Regulatory Authority” means the governmental authority responsible for granting any necessary licenses or approvals for the Marketing, Sale and use of a Licensed Product in a particular national jurisdiction, including without limitation FDA, European Medicines Agency or Koseisho (i.e. the Japanese Ministry of Health and Welfare).

Licensee: LogicBio Therapeutics, Inc. Licensor: UT Southwestern Medical Center	CONFIDENTIAL	Exclusive License Page 4 of 33

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An un-redacted version of this exhibit has been filed separately with the commission.

Execution Version

“Royalty Term” means, with respect to a Licensed Product and a country, the period that will commence with the first commercial Sale (following Regulatory Approval) of such Licensed Product in such country and continue until the later of (a) expiration or termination of the last to expire Valid Claim of a Patent Right that would, but for the license granted here, be infringed by the manufacture, use, Sale, offer for Sale or import of such Licensed Product in such country, or (b) [***] years from the date of the first commercial sale of such Licensed Product in such country.

“Sell, Sale or Sold” means any transfer or other disposition of Licensed Products to any third party for which consideration is received by Licensee, its Affiliates or Sublicensees. A Sale of Licensed Products will be deemed completed at the time Licensee or its Affiliate or its Sublicensee receives such consideration.

“Sublicense Agreement” means any agreement or arrangement pursuant to which Licensee (or an Affiliate or Sublicensee) grants to any third party any of the license rights granted to the Licensee under the Agreement.

“Sublicense Fee” means the fee specified in Section 3.1(c).

“Sublicensee” means any entity to whom an express sublicense has been granted under the Patent Rights and/or Technology Rights. For clarity, a third party wholesaler or distributor who has no significant responsibility for marketing and promotion of the Licensed Product within its distribution territory or field (i.e., the third party simply functions as a reseller), and who does not pay any consideration to Licensee or an Affiliate for such wholesale or distributor rights, shall not be deemed a Sublicensee; and the resale by such a wholesaler or distributor shall not be treated as royalty bearing Net Sales by a Sublicensee provided that a royalty is being paid by Licensee for the initial transfer to the wholesaler or distributor pursuant to Section 3.2. This definition does not limit Licensee’s rights to grant or authorize sublicenses under the Agreement.

“System” has the meaning set forth in the Preamble.

“Technology Rights” means Licensor’s rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings or data created before the Effective Date by Inventors at the institutions(s) indicated in the definition of Inventors and within the Field which are not covered by a Valid Claim but which are necessary or useful for practicing the Patent Rights.

“Territory” means worldwide.

“Therapeutics Field” means human therapeutics to treat [***].

“Tissue Field” means:

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(a)	prior to the [***] anniversary of the Effective Date:

(1)	the prevention, treatment or diagnosis of human disease via genome editing without a nuclease.

(b)	following the [***] anniversary of the Effective Date and until the [***] anniversary thereof:

(1)	the prevention, treatment or diagnosis of human disease of the Nominated Tissues via genome editing without a nuclease.

(c)	following the [***] anniversary of the Effective Date:

(1)	the prevention, treatment or diagnosis of Active Indications via genome editing without a nuclease.

“UT Southwestern” has the meaning set forth in the Preamble.

“Valid Claim” means a claim of (i) an issued and unexpired patent included within the Patent Rights unless the claim has been held unenforceable or invalid by the final, un-reversed, and un-appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, un-patentable, or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (ii) a pending patent application within the Patent Rights, which has not been irrevocably cancelled, withdrawn or abandoned, provided that, if a claim of pending patent application has not issued as a claim of an issued patent within [***] years after the filing date from which such claim takes priority, then such pending claim shall not be a Valid Claim for purposes of this Agreement.

2.	License Grant and Commercialization

2.1	Grant.

(a)

Licensor grants to Licensee a royalty-bearing exclusive license (sublicensable through multiple tiers in accordance with Section 2.6) under Patent Rights to manufacture, have manufactured, distribute, have distributed, use, offer for Sale, Sell, lease, loan and/or import Licensed Products in the Field in the Territory.

(b)

Licensor grants to Licensee a royalty-bearing non-exclusive license (sublicensable through multiple tiers in accordance with Section 2.6) under Technology Rights to manufacture, have manufactured, distribute, have distributed, use, offer for Sale, Sell, lease, loan and/or import Licensed Products in the Field in the Territory.

(c)	This grant is subject to (i) the payment by Licensee to Licensor of all consideration required under this Agreement (provided that, for the avoidance

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Execution Version

of doubt, this grant shall in any event continue until the termination or expiration of this Agreement in accordance with Section 7 of this Agreement), (ii) any rights of, or obligations to, the Government as set forth in Section 11.2 (Government Rights), and (iii) rights retained by Licensor to:

(1)	Publish the scientific findings from research related to the Patent Rights; and

(2)	Use the Licensed Subject Matter for teaching, research, patient care, education, and other educationally-related purposes; and

(3)

Grant rights to, and transfer material embodiments of, the Licensed Subject Matter to other academic institutions or non-profit research institutions for the purposes identified in clauses (1) and (2) above.

(d)	Licensor reserves all rights not expressly granted in the Agreement and disclaims the grant of any implied rights to Licensee.

2.2	Affiliates.

Licensee may extend the license granted herein to any Affiliate provided that the Affiliate agrees in writing to be bound by the Agreement to the same extent as Licensee. For the sake of clarity, any specific reference to “Licensee” herein shall include such Affiliate regardless of whether a specific reference to an “Affiliate” is made in such provision. Licensee agrees to deliver such written agreement to Licensor within [***] calendar days following execution.

2.3	Nomination of Tissues.

At any time prior to the [***] anniversary of the Effective Date, Licensee may provide to Licensor a written notice listing up to [***] human tissues that will be the subject of Licensee’s development efforts with respect to the Licensed Subject Matter. By way of example, and without limiting the foregoing, for purposes of this Agreement, “human tissue” includes tissues such as skeletal muscle tissue, lung tissue or the central nervous system. Beginning on the date on which Licensee provides such written notice to Licensor, such tissues shall be deemed “Nominated Tissues.” If Licensee provides no such written notice to Licensor in accordance with this Section 2.3, no tissues will be deemed Nominated Tissues under this Agreement.

2.4	Active Indications.

On or before the [***] anniversary of the Effective Date, Licensee will provide to Licensor a written notice listing all indications that relate to the Nominated Tissues that are the subject of Licensee’s research and development efforts with respect to the technology licensed under this Agreement as of the [***] anniversary of the Effective Date. Beginning on the third anniversary of the Effective Date, such indications shall be deemed “Active Indications.”

Licensee: LogicBio Therapeutics, Inc. Licensor: UT Southwestern Medical Center	CONFIDENTIAL	Exclusive License Page 7 of 33

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Execution Version

2.5	Notification of Third Party Licenses.

Commencing on the Effective Date for a period of [***] years, Licensor will provide prompt written notice to Licensee in the event that Licensor enters into any discussions or negotiations with a third party regarding a license under the Patent Rights for in vivo applications in the prevention, treatment or diagnosis of human diseases.

2.6	Sublicensing.

Licensee has the right to grant Sublicense Agreements under the Licensed Subject Matter consistent with the terms of the Agreement, subject to the following:

(a)

A Sublicense Agreement shall not exceed the scope and rights granted to Licensee hereunder. Sublicensee must agree in writing to be bound by the applicable terms and conditions of the Agreement. In the event of termination of this Agreement, continued sublicense rights shall be governed by Section 7.5(a) (Effect of Termination). Licensee may grant a Sublicensee the right to grant further sub-Sublicense Agreements, in which case such sub-Sublicense Agreements shall be treated as “Sublicense Agreements” and such sub-Sublicensees shall be treated as “Sublicensees” for purposes of the Agreement.

(b)

Licensee shall deliver to Licensor a true and correct copy of each Sublicense Agreement granted by Licensee, Affiliate or Sublicensee, and any modification or termination thereof, within [***] days following the applicable execution, modification, or termination of such Sublicense Agreement, which copy may be redacted to omit confidential information of Licensee or its Sublicensee that is not necessary for Licensor to determine compliance with this Agreement. If the Sublicense Agreement is not in English, Licensee shall provide Licensor an accurate English translation in addition to a copy of the original agreement.

(c)

Notwithstanding any such Sublicense Agreement, Licensee will remain primarily liable to Licensor for all of the Licensee’s duties and obligations contained in the Agreement, including without limitation the payment of running royalties due under Section 3.2 whether or not paid to Licensee by a Sublicensee. Any act or omission of a Sublicensee that would be a breach of the Agreement if performed by Licensee will be deemed to be a breach by Licensee. Each Sublicense Agreement will contain a right of termination by Licensee in the event that the Sublicensee breaches the payment or reporting obligations affecting Licensor or any other terms and conditions of the Sublicense Agreement that would constitute a breach of the Agreement if such acts were performed by Licensee.

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Execution Version

2.7	Diligent Commercialization.

Licensee by itself or through its Affiliates and Sublicensees will use commercially reasonable efforts to make a Licensed Product commercially available in the Field within the Territory. Without limiting the foregoing, Licensee will

(a)

maintain a bona fide, funded, ongoing and active research, development, manufacturing, regulatory, marketing or sales program (all as commercially reasonable) to make a Licensed Product commercially available to the public as soon as commercially practicable, and

(b)	fulfill the following milestone events by the deadlines indicated:

Diligence Milestone Events	Deadlines
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

If the obligations under this Section 2.7 are not fulfilled, Licensor may treat such failure as a breach in accordance with Section 7.3(b). For the avoidance of doubt, initiation of a clinical trial means the dosing of the first patient in said clinical trial.

Notwithstanding the foregoing, if Licensee believes that, despite using commercially reasonably efforts, it will not achieve any Diligence Milestone Event set forth in this Section 2.7 by the relevant deadline, it may notify Licensor in writing thereof in advance of the deadline. Licensee shall include with such notice a reasonable explanation of the reasons for such failure. If Licensee so notifies Licensor and such explanation is acceptable to Licensor (in its reasonable discretion), or, in any event, if such failure to meet the Diligence Milestone Event is due to circumstances beyond Licensee’s reasonable control (such as patent infringement or regulatory issues), then the Parties shall negotiate in good faith an initial extension of the deadlines for said Diligence Milestone Event and all later Diligence Milestone Events (the “Initial Extended Milestones”) so that Licensee shall not be deemed to be in breach of achieving said Diligence Milestone Event by its deadline. In the event that Licensee believes that, despite using commercially reasonable efforts, it will not achieve one or more such Initial Extended Milestones, then Licensee may notify Licensor in writing thereof in advance of the relevant deadline and the Parties shall negotiate in good faith a second extension of deadlines for said Diligence Milestone Event and all later Diligence Milestone Events (the “Second Extended Milestones”) so that Licensee shall not be deemed to be in breach of achieving said Diligence Milestone Event by its deadline. Upon agreement of the Parties with respect to the deadlines for such Second Extended Milestones, Licensee shall make a non-creditable payment of one-half of the Milestone Fee of the Milestone Event corresponding to said Diligence Milestone Event.

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3.	Compensation

In consideration of rights granted to Licensee, Licensee will pay Licensor the following fees and royalties. All fees and royalties are not refundable and are not creditable against other fees and royalties. Each payment will reference the Agreement number and will be sent to Licensor’s payment and accounting contact in Section 18 (Notices).

3.1	Non-Royalty Payments due from Licensee.

(a)	Milestone Fees.

Licensee will pay the Milestone Fee corresponding to the Milestone Event listed below upon the first occurrence of said Milestone Event (regardless of the number of Licensed Products that achieve a particular Milestone Event), such payment being due on the Quarterly Payment Deadline for the Contract Quarter in which such Milestone Event occurs:

Milestone Events	Milestone Fees
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For the avoidance of doubt, initiation of a clinical trial means the dosing of the first patient in said clinical trial.

(b)	Scheduled License Fees. Licensee will pay license fees in the following amounts in accordance with the following schedule:

(i)	A license issue fee of $25,000 due and payable within [***] days after the Effective Date.

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(ii)

An annual license maintenance fee in the amount of $[***] due and payable on or before each Annual Payment Deadline, which annual license maintenance fee shall be fully creditable against royalties owed to Licensor under Section 3.2 of this Agreement on such Annual Payment Deadline.

(c)

Sublicense Fees. Licensee will pay sublicense fees (“Sublicense Fees”) on or before the Quarterly Payment Deadline for the Contract Quarter in which Non-Royalty Sublicensing Consideration is received in an amount equal to the following:

[***]% of any Non-Royalty Sublicensing Consideration received by Licensee if Sublicense Agreement is executed prior to an IND clearance of the first Licensed Product.

[***]% of any Non-Royalty Sublicensing Consideration received by Licensee if Sublicense Agreement is executed after IND clearance of the first Licensed Product and before first Regulatory Approval of a Licensed Product.

[***]% of any Non-Royalty Sublicensing Consideration received by Licensee if Sublicense Agreement is executed after first Regulatory Approval of the first Licensed Product.

(d)	Assignment Fee. Licensee will pay the assignment fee equal to $[***] within [***] days of an assignment of the Agreement per Section 15.

3.2	Royalties.

On a Licensed Product-by-Licensed Product and country-by-country basis, Licensee will pay Licensor earned running royalties on annual Net Sales of Licensed Products in each Contract Year during the applicable Royalty Term as follows:

Annual worldwide Net Sales of Licensed Products in a Contract Year	Royalty Rate
≤$[***]	[***]%
>$[***], ≤$[***]	[***]%
>$[***], ≤$[***]	[***]%
>$[***]	[***]%

The Parties acknowledge that the earned royalties specified above shall be determined on a Licensed Product-by-Licensed Product and country-by-country basis. The earned royalty specified above will be payable on or before the Annual Payment Deadline for such Contract Year, and will be subject to the following:

(a)

No more than one royalty shall be paid to Licensor hereunder with respect to the Sale of any one unit of Licensed Product, whether or not more than one Valid Claim is applicable to the Licensed Product, or the development, manufacture, or performance thereof.

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(b)

No royalty shall be payable under this Section 3.2 with respect to (i) the Sale of Licensed Products between or among Licensee, its Affiliates, and Sublicensees for re-sale purposes, provided Licensor is paid a royalty with respect to the re-sale, or (ii) payments that constitute Non-Royalty Sublicensing Consideration.

(c)	if a Licensed Product is not covered by a Valid Claim at the time of Sale in the jurisdiction of Sale, then the royalty rates specified in this Section 3.2 may be reduced to [***]% of Net Sales.

3.3	Royalty Stacking.

If, during the term of this Agreement, Licensee, its Affiliate(s), or Sublicensee(s) makes royalty, milestone or other payments to any third party (other than a Sublicensee) who owns or controls any technology or intellectual property rights that are necessary for the manufacturing and/or selling of a Licensed Product in consideration for a license under or acquisition of such technology or intellectual property rights, then [***]% of any such royalty payments shall be deductible from any royalty payments due to Licensor. However, in no event shall such adjustment result in royalty payments due to Licensor being reduced by more than [***]% of the royalty stated in Section 3.2 in any Contract Year.

3.4	Non-cash Consideration.

If Licensee receives or anticipates receipt of non-cash consideration from Sales or Sublicenses, the manner in which Licensor will receive its compensation under the Agreement with respect to such non-cash consideration will be negotiated in good faith and timely agreed to by the Parties.

4.	Reports and Plans

The reports specified in this Section 4 will be sent to Licensor’s payment and reporting contact identified in Section 18 (Notices). If Licensor requests to have information submitted in a particular format, Licensee will use reasonable efforts to comply with such request.

4.1	Annual Payment and Milestone Reports.

Immediately starting after the first Sale of a Licensed Product and thereafter, on or before each Annual Payment Deadline, Licensee will deliver to Licensor a true and accurate report certified by an officer of Licensee, giving such particulars of the business conducted by Licensee, its Affiliates and its Sublicensees (including copies of reports provided by Sublicensees and Affiliates to Licensee) during the preceding Contract Year under the Agreement as necessary for Licensor to account for Licensee’s payments, including royalties, hereunder, even if no payments are due. The reports shall continue to be delivered after the termination or expiration of the Agreement until such time as

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all Licensed Products permitted to be Sold after termination or expiration have been Sold or destroyed. The report shall include:

(a)	The name of the Licensee, the Agreement number, and the period covered by the report;

(b)	The name of any Affiliates and Sublicensees whose activities are also covered by the report;

(c)	Identification of each Licensed Product for which any royalty payments have become payable;

(d)

Net Sales segregated on a product-by-product basis, and a country-by-country basis, or an affirmative statement that no Sales were made. The report shall also itemize the permitted deductions from the Gross Consideration used to arrive at the resulting Net Sales, on a product-by-product and country-by-country basis;

(e)	The applicable royalty rate;

(f)

An affirmative statement of whether any milestones with deadlines in that Contract Year under Section 2.7 and any milestones under Section 3.1(a) were met or not, the identification of the Licensed Product for which such milestone(s) were met, and the resulting Milestone Fee(s) payable;

(g)

Non-Royalty Sublicensing Consideration received by Licensee segregated on a Sublicense-by-Sublicense basis, or an affirmative statement that none was received. The report shall also itemize the permitted deductions from the Gross Consideration received from Sublicensees used to arrive at the resulting Non-Royalty Sublicensing Consideration, segregated on a Sublicense-by-Sublicense basis;

(h)	If any consideration was received in currencies other than U.S. dollars, the report shall describe the currency exchange calculations; and

(i)	Any changes in accounting methodologies used to account for and calculate the items included in the report since the previous report.

4.2	Annual Written Progress Report and Commercialization Plan.

Within [***] days following the end of each Contract Year until the first Sale of a Licensed Product, or upon written request by Licensor, Licensee will deliver to Licensor a true and accurate signed written progress report that summarizes (i) Licensee’s efforts and accomplishments during the Contract Year to diligently commercialize Licensed Products, and (ii) Licensee’s development and commercialization plans with respect to Licensed Products for the next Contract Year. The report shall also cover such activities by Affiliates and Sublicensees. The report shall contain the following information to the extent relevant to the activities under the Agreement:

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(a)	The name of the Licensee, the Agreement number, the names of any Affiliates and Sublicensees, and the products being developed and/or commercialized;

(b)	The progress toward completing and the plans for completing the applicable milestone events pursuant to Sections 2.7 and 3.1(a);

(c)

An affirmative statement of whether any Milestone Events with deadlines in that Contract Quarter under Section 2.7 and any Milestone Events under Section 3.1(a) were met or not, the identification of the Licensed Product for which such Milestone Event(s) were met, and the resulting Milestone Fee(s) payable;

(d)

Non-Royalty Sublicensing Consideration received by Licensee segregated on a Sublicense-by-Sublicense basis, or an affirmative statement that none was received. The report shall also itemize the permitted deductions from the Gross Consideration received from a Sublicensee used to arrive at the resulting Non-Royalty Sublicensing Consideration segregated on a Sublicense-by-Sublicense basis;

(e)

The research and development activities, including status and plans for obtaining any necessary Regulatory Approvals, performed during the past year, and the plans for research and development activities for the next year;

(f)	Beginning with the first annual report following the [***] anniversary of the Effective Date, Licensee’s research and development efforts with respect to each Nominated Tissue; and

(g)	Beginning with the first annual report following the [***] anniversary of the Effective Date, Licensee’s research and development efforts with respect to each Active Indication.

5.	Payment, Records, and Audits

5.1	Payments.

All amounts referred to in the Agreement are expressed in U.S. dollars without deductions for taxes, assessments, fees, or charges of any kind. Each payment will reference the agreement number set forth at the beginning of the Agreement. All payments to Licensor will be made in U.S. dollars by check or wire transfer (Licensee to pay all wire transfer fees) payable to the payee identified in Section 18 and sent to the payment and reporting contact in Section 18 (Notices).

5.2	Sales Outside the U.S.

If any currency conversion shall be required in connection with the calculation of payments hereunder, such conversion shall be made using the rate used by Licensee for its financial reporting purposes in accordance with Generally Accepted Accounting

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Principles (or foreign equivalent) or, in the absence of such rate, using the average of the buying and selling exchange rate for conversion between the foreign currency and U.S. Dollars, for current transactions as reported in The Wall Street Journal on the last business days of the Contract Quarter to which such payment pertains. Licensee may not make any tax withholdings from payments to Licensor, but Licensor agrees to supply to Licensee, upon written request, appropriate evidence from appropriate U.S. governmental agencies showing that Licensor is a resident of the United States of America for purposes of the U.S. income tax laws and is tax-exempt under such income tax laws.

5.3	Late Payments.

Amounts that are not paid when due will accrue a late charge from the due date until paid, at a rate equal to [***]% per month (or the maximum allowed by law, if less).

5.4	Records.

For a period of [***] years after the Contract Quarter to which the records pertain, Licensee agrees that it and its Affiliates and Sublicensees will each keep complete and accurate records of their Sales, Net Sales, Milestone Fees, and Non-Royalty Sublicensing Consideration in sufficient detail to enable such payments to be determined and audited.

5.5	Auditing.

Licensee and its Affiliates will permit Licensor or its representatives, at Licensor’s expense, to periodically examine books, ledgers, and records during regular business hours, at Licensee’s or its Affiliate’s place of business, on at least [***] days advance notice, to the extent necessary to verify any payment or report required under the Agreement. For each Sublicensee, Licensee shall obtain such audit rights for Licensor or itself. If Licensee obtains such audit rights for itself, it will promptly conduct an audit of the Sublicensee’s records upon Licensor’s request, and Licensee will furnish to Licensor a copy of the findings from such audit. No more than one audit of Licensee, each Affiliate, and each Sublicensee shall be conducted under this Section 5.5 in any Contract Year. If any amounts due Licensor have been underpaid, then Licensee shall immediately pay Licensor the amount of such underpayment plus accrued interest due in accordance with Section 5.3. If the amount of underpayment is equal to or greater than [***]% of the total amount due for the records so examined, Licensee will pay the cost of such audit. Such audits may, at Licensor’s sole discretion, consist of a self-audit conducted by Licensee at Licensee’s expense and certified in writing by an authorized officer of Licensee. All information examined pursuant to this Section 5.5 shall be deemed to be the Confidential Information of the Licensee.

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6.	Patent Expenses and Prosecution

6.1	Patent Expenses.

Licensee shall pay, on a pro rata basis with other licensees of the Patent Rights based on the number of such other licensees, for any documented, out-of-pocket expenses incurred by Licensor for filing, prosecuting, defending and maintaining Patent Rights and related patent searches, for so long as, and in such countries as the Agreement remains in effect. Licensee will pay all such patent expenses within [***] days after Licensee’s receipt of an invoice.

6.2	Direction of Prosecution.

Licensor will confer with Licensee to develop a strategy for the prosecution and maintenance of Patent Rights. Licensor will request that copies of all documents prepared by the Prosecution Counsel for submission to governmental patent offices be provided to Licensee for review and comment prior to filing, to the extent practicable under the circumstances, and Licensor will consider comments provided by Licensee in good faith. The Parties agree that they share a common legal interest to get valid enforceable patents and that Licensee will maintain as privileged all information received pursuant to this Section 6.2.

6.3	Ownership.

All patent applications and patents will be in the name of Licensor (and any co-owner identified in EXHIBIT A) and owned by Licensor (and such co-owner, if any). No payments due under the Agreement will be reduced as the result of co-ownership interests in the Patent Rights by Licensee or any other party.

6.4	Foreign Filings.

If Licensee notifies Licensor prior to the filing of a patent application within the Patent Rights in a foreign country that Licensee wishes to not pay the cost of filing such patent application in such foreign country, then upon such notice said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights thereto. Licensor shall have the right to make alternative arrangements with Licensee for upfront payment of foreign patent expenses.

6.5	Withdrawal from Paying Patent Costs.

If at any time Licensee wishes to cease paying for any costs for a particular Patent Right or for patent prosecution in a particular jurisdiction, Licensee must give Licensor at least 90 days prior written notice and Licensee will continue to be obligated to pay for the patent costs which reasonably accrue during said notice period. Thereafter, said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights thereto.

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6.6	U.S. Patent and Trademark Office Entity Size Status.

Licensee represents that as of the Effective Date the entity size status of Licensee in accordance with the regulations of the U.S. Patent and Trademark Office is as set forth in EXHIBIT A. Licensee will inform Licensor in writing on a timely basis of any change in its U.S. Patent and Trademark Office entity size status.

7.	Term and Termination

7.1	Term.

Unless earlier terminated as provided herein, the term of the Agreement will commence on the Effective Date and continue until the expiration of the last-to-expire Royalty Term.

7.2	Termination by Licensee.

Licensee, at its option, may terminate the Agreement, in its entirety or with respect to any part of Licensed Subject Matter, any part of Field or any part of Territory, by providing Licensor written notice of intent to terminate, which termination will be effective [***] days following receipt of such notice by Licensor.

7.3	Termination by Licensor.

Licensor, at its option, may immediately terminate the Agreement, in its entirety or with respect to any part of Licensed Subject Matter, any part of Field or any part of Territory, or the exclusive nature of the license grant, upon delivery of written notice to Licensee of Licensor’s decision to terminate, if any of the following occur:

(a)	Licensee becomes in arrears in any payments due under the Agreement, and Licensee fails to make the required payment within [***] days after delivery of written notice from Licensor; or

(b)

Licensee is in material breach of any non-payment provision of the Agreement, and does not cure such material breach within [***] days after delivery of written notice from Licensor, provided that, if such breach is not reasonably capable of cure within such [***] day period, Licensee may submit, within [***] days of such notice, a reasonable cure plan to remedy such breach as soon as possible, and, upon such submission, the [***] day cure period shall be automatically extended for so long as Licensee continues to use diligent efforts to cure such breach in accordance with the cure plan, but for no more than [***] additional days; or

(c)

Licensee breaches any payment obligation under this Agreement [***] or more times in any 12-month period, and Licensor notifies Licensee of each such breach promptly after becoming aware of each such breach, even in the event that Licensee cures such breaches in the allowed period; or

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(d)

Licensee or its Affiliate or Sublicensee initiates any proceeding or action to challenge the validity, enforceability, or scope of one or more of the Patent Rights, or assist a third party in pursuing such a proceeding or action; provided, however, that the foregoing right of termination shall not apply if such proceeding or action to challenge the Patent Rights is (i) made in defense of a patent infringement or breach claim first brought by the Licensor against Licensee; (ii) in response to a subpoena or as otherwise compelled by applicable law; or (iii) brought by a Sublicensee of Licensee and Licensee has terminated all contractual relationships with such Sublicensee, including but not limited to the applicable Sublicense Agreement, following notice thereof.

Notwithstanding the foregoing, in the event that Licensee disputes any breach under Section 7.3(a) or Section 7.3(b) during the applicable cure period, then the cure period shall be tolled pending resolution of such dispute in accordance with the terms of this Agreement.

7.4	Other Conditions of Termination.

The Agreement will terminate:

(a)

Immediately without the necessity of any action being taken by Licensor or Licensee, (i) if Licensee becomes bankrupt or insolvent, or (ii) Licensee’s board of directors elects to liquidate its assets or dissolve its business, or (iii) Licensee ceases its business operations, or (iv) Licensee makes an assignment for the benefit of creditors or (v) if the business or assets of Licensee are otherwise placed in the hands of a receiver, assignee or trustee, whether by voluntary act of Licensee or otherwise; or

(b)	At any time by mutual written agreement between Licensee and Licensor.

7.5	Effect of Termination.

If the Agreement is terminated for any reason:

(a)

All rights and licenses of Sublicensees shall terminate upon termination of the Agreement; provided however, if a Sublicensee is (i) not an Affiliate of Licensee, (ii) in good standing and (iii) agrees in writing to assume all of the obligations of Licensee and provides Licensor with written notice thereof within [***] days after termination of the Agreement, then such termination of this Agreement shall be without prejudice to the rights of such Sublicensee and Licensor shall enter into a license agreement directly with such Sublicensee (the “New License Agreement”) on substantially the same terms and conditions as those set forth in this Agreement; provided, however, that (a) the New License Agreement shall provide that, subject to the statutory duties of the Attorney General of the State of Texas, in no event shall such Sublicensee be liable to Licensor for any liabilities that may result from any legal action pursued by Licensor against Licensee for any actual or alleged default by Licensee of this Agreement, (b) the

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scope and territory of the license grant under the New License Agreement shall be no less than that granted by Licensee to such Sublicensee pursuant to the Sublicense Agreement between Licensee and such Sublicensee, (c) the financial terms of any New License Agreement shall be such that Licensor shall receive the same consideration that it would have received under this Agreement had it not been terminated, and (d) Licensor shall not have any obligations under the New License Agreement that are greater than or inconsistent with the obligations of Licensor under this Agreement. Each such Sublicensee shall be deemed a third party beneficiary of this Section 7.5(a).

(b)

Licensee shall cease making, having made, distributing, having distributed, using, selling, offering to sell, leasing, loaning and importing any Licensed Products by the effective date of termination; and

(c)	Licensee shall tender payment of all accrued royalties and other payments due to Licensor as of the effective date of termination; and

(d)	Nothing in the Agreement will be construed to release either Party from any obligation that matured prior to the effective date of termination; and

(e)

The provisions of Sections 8 (Confidentiality), 9 (Infringement and Litigation), 11 (Representations and Disclaimers), 12 (Limit of Liability), 13 (Indemnification), 14 (Insurance), 17 (Use of Name), 18 (Notices), and 19 (General Provisions) will survive any termination or expiration of the Agreement. In addition, the provisions of Sections 3 (Compensation), 4.1 (Annual Payment and Milestone Reports), 5 (Payment, Records and Audits), and 6.1 (Patent Expenses) shall survive with respect to all activities and payment obligations accruing prior to the termination or expiration of the Agreement.

8.	Confidentiality

8.1	Definition.

“Confidential Information” means all information that is of a confidential and proprietary nature to Licensor or Licensee and provided by one Party to the other Party under the Agreement, provided that (i) any information disclosed in tangible form (e.g., documents or drawings) must be clearly labeled as “confidential” or “proprietary” and (ii) any information disclosed orally, visually or in other non-tangible form must be identified as confidential or proprietary when disclosed. Notwithstanding anything to the contrary, Licensee’s Confidential Information shall include, without limitation, any reports or information prepared by Licensee and provided to Licensor under Section 4, and any copies of Sublicense Agreements or information extracted therefrom provided by Licensee to Licensor.

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8.2	Protection and Marking.

Licensor and Licensee each agree that all Confidential Information disclosed in tangible form, and marked “confidential” and forwarded to one by the other, or if disclosed orally, is designated as confidential at the time of disclosure: (i) is to be held in strict confidence by the receiving Party, (ii) is to be used by and under authority of the receiving Party only as authorized in the Agreement, and (iii) shall not be disclosed by the receiving Party, its agents or employees without the prior written consent of the disclosing Party or as authorized in the Agreement. Licensee has the right to use and disclose Confidential Information of Licensor reasonably in connection with the exercise of its rights under the Agreement, including without limitation disclosing to its employees, officers, agents, Affiliates, Sublicensees, advisors, potential investors, acquirers, and others on a need to know basis, if such Confidential Information is provided under conditions which reasonably protect the confidentiality thereof. Each Party’s obligation of confidence hereunder includes, without limitation, using at least the same degree of care with the disclosing Party’s Confidential Information as it uses to protect its own Confidential Information, but always at least a reasonable degree of care.

8.3	Confidentiality of Terms of Agreement.

Each Party agrees not to disclose to any third party the terms of the Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of the Agreement: (a) to its employees, officers, agents, Affiliates, advisors, actual or potential Sublicensees, acquirers or investors, and others on a need to know basis, in each case, under appropriate confidentiality obligations substantially similar to those of this Section 8; and (b) to the extent necessary to comply with applicable laws and court orders (including, without limitation, The Texas Public Information Act, as may be amended from time to time, other open records laws, decisions and rulings, and securities laws, regulations and guidance). If the Agreement is not for all fields of use, then Licensor may disclose the Field to other potential third party licensees. Notwithstanding the foregoing, the existence of the Agreement shall not be considered Confidential Information.

8.4	Disclosure Required by Court Order or Law.

If the receiving Party is required to disclose Confidential Information of another Party hereto, or any terms of the Agreement, pursuant to the order or requirement of a court, administrative agency, or other governmental body or applicable law, the receiving Party may disclose such Confidential Information or terms to the extent required, provided that the receiving Party shall use reasonable efforts to provide the disclosing Party with reasonable advance notice thereof to enable the disclosing Party to seek a protective order and otherwise seek to prevent such disclosure. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to this Section 8.

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8.5	Copies; Return or Destruction.

Each Party agrees not to copy or record any of the Confidential Information of the other Party, except as reasonably necessary to exercise its rights or perform its obligations under the Agreement, and for archival and legal purposes. Promptly after expiration or termination of this Agreement, the receiving Party of any Confidential Information shall return to the disclosing Party or destroy, at the disclosing Party’s election, all such Confidential Information that is in a tangible form which is in the possession or control of the receiving Party. One copy of Confidential Information may be retained for archival purposes only.

8.6	Continuing Obligations.

Subject to the exclusions listed in Section 8.7, the Parties’ confidentiality obligations under the Agreement will survive termination of the Agreement and will continue for a period of five years thereafter.

8.7	Exclusions.

Information shall not be considered Confidential Information of a disclosing Party under the Agreement to the extent that the receiving Party can establish by competent written proof that such information:

(a)	Was in the public domain at the time of disclosure;

(b)	Later became part of the public domain through no act or omission of the recipient Party, its employees, agents, successors or assigns in breach of the Agreement;

(c)	Was lawfully disclosed to the recipient Party by a third party having the right to disclose it not under an obligation of confidentiality;

(d)	Was already known by the recipient Party at the time of disclosure; or

(e)	Was independently developed by the recipient Party without use of the disclosing Party’s Confidential Information.

8.8	Copyright Notice.

The placement of a copyright notice on any Confidential Information will not be construed to mean that such information has been published and will not release the other Party from its obligation of confidentiality hereunder.

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9.	Infringement and Litigation

9.1	Notification.

If either Licensor’s designated office for technology commercialization or Licensee becomes aware of any infringement or potential infringement of Patent Rights, the applicable Party shall promptly notify the other of such in writing.

9.2	Licensee’s Enforcement Rights.

Licensee shall have the first right, but not the obligation, to enforce the Patent Rights against any infringement by a third party or defend any declaratory judgment action with respect to the validity, enforceability or scope of one or more of the Patent Rights. Licensee shall be responsible for payment of all fees and expenses associated with such enforcement incurred by Licensee and incurred by Licensor in providing cooperation or joining as a party as provided in Section 9.4. Any monetary recovery for actual damages or punitive damages in excess of Licensee’s documented, third-party expenses in enforcing the Patent Rights and amounts actually reimbursed by Licensee to Licensor under this Section 9.2 shall be shared by Licensee with Licensor in the same manner as Non-Royalty Sublicensing Consideration.

9.3	Licensor’s Enforcement Rights.

If Licensee does not file suit within six months after a written request by Licensor to initiate an infringement action or to defend against a declaratory judgment action, then Licensor shall have the right, at its sole discretion, to bring suit to enforce or defend any Patent Right licensed hereunder against the infringing activities or declaratory judgment action, after written notice to the Licensee. If Licensor pursues such infringement action, Licensor will bear the entire cost of the litigation, and following reimbursement of any reasonable legal fees or other documented expenses incurred by the Licensee in cooperation with such action by Licensor, such cooperation having been requested by Licensor in writing, Licensor may retain the entire amount of any recovery or settlement.

9.4	Cooperation between Licensor and Licensee.

In any infringement suit or dispute, the Parties agree to cooperate fully with each other. At the request of the Party bringing suit, the other Party will permit reasonable access after reasonable advance notice to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

If it is necessary to name Licensor as a party in such action, then Licensee must first obtain Licensor’s prior written permission, which permission shall not be unreasonably withheld or delayed, provided that Licensor shall have reasonable prior input on choice of counsel on any matter where such counsel represents Licensor, and Licensee and such counsel agree to follow all required procedures of the Texas Attorney General regarding retention of outside counsel for state entities.

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10.	Export Compliance

Licensee understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR), and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. Licensee further understands that the U.S. export laws and regulations include (but are not limited to): (a) ITAR and EAR product/service/data-specific requirements; (b) ITAR and EAR ultimate destination-specific requirements; (c) ITAR and EAR end user-specific requirements; (d) Foreign Corrupt Practices Act; and (e) anti-boycott laws and regulations. Licensee will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information). Licensee certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of applicable U.S. laws and regulations. Licensee will include a provision in its agreements, substantially similar to this Section 10, with its Sublicensees, third party wholesalers and distributors, and physicians, hospitals or other healthcare providers who purchase a Licensed Product, requiring that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations.

11.	Representations and Disclaimers

11.1	Licensor Representations.

Except for the rights, if any, of the Government as set forth in Section 11.2, Licensor represents and warrants to Licensee that to the knowledge of the Licensor’s designated office for technology commercialization:

(i)	Licensor is the owner or agent of the entire right, title, and interest in and to Patent Rights (other than the right, title and interest of any joint owner identified in EXHIBIT A);

(ii)	Licensor has the right to grant licenses hereunder; and

(iii)	Licensor has not knowingly granted and will not knowingly grant licenses or other rights under the Patent Rights that are in conflict with the terms and conditions in the Agreement;

11.2	Government Rights.

Licensee understands that Licensed Subject Matter may have been developed under a funding agreement with Government and, if so, that Government may have certain rights relative thereto. The Agreement is made subject to the Government’s rights

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under any such agreement and under any applicable Government law or regulation. To the extent that there is a conflict between any such agreement, such applicable law or regulation and the Agreement, the terms of such Government agreement, and applicable law or regulation, shall prevail. Licensee agrees that, to the extent required by U.S. laws and regulations, Licensed Products used or Sold in the U.S. will be manufactured substantially in the U.S., unless a written waiver is obtained in advance from the U.S. Government.

11.3	Licensor Disclaimers.

EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 11.1, LICENSEE UNDERSTANDS AND AGREES THAT LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE LICENSED PRODUCTS, OR AS TO THE OPERABILITY OR FITNESS FOR ANY USE OR PARTICULAR PURPOSE, MERCHANTABILITY, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF PATENT RIGHTS. LICENSOR MAKES NO REPRESENTATION AS TO WHETHER ANY PATENT WITHIN PATENT RIGHTS IS VALID, OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY LICENSOR THAT MIGHT BE REQUIRED FOR USE OF PATENT RIGHTS IN FIELD. NOTHING IN THE AGREEMENT WILL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY PATENTS OR TECHNOLOGY OF LICENSOR OTHER THAN THE PATENT RIGHTS, WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE PATENT RIGHTS, OR THE TECHNOLOGY RIGHTS SPECIFICALLY DESCRIBED HEREIN.

11.4	Licensee Representations.

By execution of the Agreement, Licensee represents and acknowledges:

(i)	that Licensee has not been induced in any way by Licensor or its employees to enter into the Agreement;

(ii)

that Licensee has been given an opportunity to conduct sufficient due diligence with respect to all items and issues pertaining to this Section 11 (Representations and Disclaimers) and all other matters pertaining to the Agreement;

(iii)	that Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence; and

(iv)	that Licensee accepts all risks inherent herein.

Licensee represents that it is a duly organized, validly existing entity of the form indicated in the preamble to the Agreement, and is in good standing under the laws of its jurisdiction of organization as indicated in the preamble of the Agreement, and has all necessary corporate or other appropriate power and authority to execute, deliver and perform its obligations hereunder.

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12.	Limit of Liability

IN NO EVENT SHALL LICENSOR, THE UNIVERSITY SYSTEM IT GOVERNS, ITS MEMBER INSTITUTIONS, INVENTORS, REGENTS, OFFICERS, EMPLOYEES, STUDENTS, AGENTS OR AFFILIATED ENTERPRISES, BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER ANY SUCH PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. OTHER THAN FOR CLAIMS AGAINST LICENSEE FOR INDEMNIFICATION (SECTION 13) OR FOR MISUSE OR MISAPPROPRIATION OR INFRINGEMENT OF LICENSOR’S INTELLECTUAL PROPERTY RIGHTS, LICENSEE WILL NOT BE LIABLE TO LICENSOR FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER LICENSEE KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

13.	Indemnification

13.1	Indemnification Obligation

Subject to Section 13.2, Licensee agrees to hold harmless, defend and indemnify Licensor, the university system it governs, its member institutions, its Regents, officers, employees, students and agents (“Indemnified Parties”) from and against any liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs, and expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) (collectively “Liabilities”) resulting from claims or demands brought by third parties against an Indemnified Party on account of any injury or death of persons, damage to property, or any other damage or loss arising out of or in connection with the Agreement or the exercise or practice by or under authority of Licensee, its Affiliates or their Sublicensees, or third party wholesalers or distributors, or physicians, hospitals or other healthcare providers who purchase a Licensed Product, of the rights granted hereunder.

13.2	Conditions of Indemnification

Licensee shall have no responsibility or obligation under Section 13.1 for any Liabilities to the extent caused by the gross negligence or willful misconduct by Licensor. Licensor shall promptly inform the Licensee in writing, in reasonable detail, of any claim or threatened claim that may give rise to an obligation of indemnification under this Agreement upon the Licensor’s designated office for technology commercialization becoming aware of such claim or threatened claim; provided, however, that the failure to give such notice shall not relieve Licensee of its indemnity obligation hereunder except to the extent that such failure materially prejudices its rights hereunder.

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Execution Version

Obligations to indemnify and hold harmless under Section 13.1 are subject to: (a) to the extent authorized by the Texas Constitution and the laws of the State of Texas and subject to the statutory duties of the Texas Attorney General, the Indemnified Party giving Licensee control of the defense and settlement of the claim and demand; and (b) to the extent authorized by the Texas Constitution and the laws of the State of Texas and subject to statutory duties of the Texas Attorney General, the Indemnified Party providing the assistance reasonably requested by Licensee, at Licensee’s expense. The indemnification obligation under Section 13.1 shall not apply if an Indemnified Party makes any admission regarding such claim without the prior written consent of Licensee, which consent shall not be unreasonably withheld.

14.	Insurance

14.1	Insurance Requirements

Prior to any Licensed Product being used or Sold (including for the purpose of obtaining Regulatory Approval) by Licensee, an Affiliate or a Sublicensee, and for a period of one year after this Agreement expires or is terminated, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in commercially reasonable and appropriate amounts for the Licensed Product being used or Sold. Licensee shall use commercially reasonable efforts to have Licensor, the university system it governs, its member institutions, Regents, officers, employees, and Inventors named as additional insureds. Such commercial general liability insurance shall provide, without limitation: (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee’s indemnification under the Agreement; and (iii) coverage for litigation costs.

14.2	Evidence of Insurance and Notice of Changes

Upon request by Licensor, Licensee shall provide Licensor with written evidence of such insurance. Additionally, Licensee shall provide Licensor with written notice of at least [***] days prior to Licensee cancelling, not renewing, or materially changing such insurance.

15.	Assignment

The Agreement may not be assigned by Licensee without the prior written consent of Licensor, which consent will not be unreasonably withheld. A merger or other transaction in which the equity holders of Licensee prior to such event hold less than a majority of the equity of the surviving or acquiring entity shall be considered an assignment of the Agreement. Notwithstanding the foregoing, Licensee may assign this Agreement to an Affiliate of Licensee, if such assignment is for bona fide business purposes, or in connection with a merger, acquisition, change of control or sale of all or substantially all of its stock or assets to which this Agreement relates without any such written consent being required. For any permitted assignment to be effective, (a) the Licensee must be in good standing under the Agreement, (b) the Licensee must pay Licensor the assignment fee pursuant to Section 3.1(d), and (c) the assignee must assume in writing (a copy of which shall be promptly provided to Licensor) all of the Licensee’s interests,

Licensee: LogicBio Therapeutics, Inc. Licensor: UT Southwestern Medical Center	CONFIDENTIAL	Exclusive License Page 26 of 33

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Execution Version

rights, duties and obligations under the Agreement and agree to comply with all terms and conditions of the Agreement as if assignee were an original Party to the Agreement. The Parties acknowledge and agree that Licensor does not have the right or authority to assign this Agreement to any other person or entity without permission from Licensee.

16.	Governmental Markings and Approvals

16.1	Patent Markings

Licensee agrees that all Licensed Products Sold by Licensee, Affiliates, or Sublicensees will be legibly marked with the number of any applicable patent(s) licensed hereunder as part of the Patent Rights in accordance with each country’s patent marking laws, including Title 35, U.S. Code, or if such marking is not practicable, shall so mark the accompanying outer box or product insert for Licensed Products accordingly.

16.2	Governmental Approvals and Marketing of Licensed Products

Licensee will be responsible for obtaining all necessary governmental approvals for the development, production, distribution, Sale, and use of any Licensed Product, at Licensee’s expense, including, without limitation, any safety studies. Licensee will have sole responsibility for any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product.

16.3	Foreign Registration and Laws

Licensee agrees to register the Agreement with any foreign governmental agency that requires such registration and Licensee will pay all costs and legal fees in connection with such registration. Licensee is responsible for compliance with all foreign laws affecting the Agreement or the Sale of Licensed Products to the extent there is no conflict with United States law, in which case United States law will control.

17.	Use of Name

Licensee will not use the name, trademarks or other marks of Licensor (or the name of the university system it governs, its member institutions, any of its Regents or employees) without the advance written consent of Licensor. Licensor may use Licensee’s name and logo for annual reports, brochures, website and internal reports without prior consent.

18.	Notices

Any notice or other communication of the Parties required or permitted to be given or made under the Agreement will be in writing and will be deemed effective when sent in a manner that provides confirmation or acknowledgement of delivery and received at the address set forth below (or as changed by written notice pursuant to this Section 18).

Licensee: LogicBio Therapeutics, Inc. Licensor: UT Southwestern Medical Center	CONFIDENTIAL	Exclusive License Page 27 of 33

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Execution Version

Licensee Contacts	Licensor Contacts
Contact for Notice:	Contact for Notice:
Attn: Tom Wilton 700 Main Street Cambridge, MA 02139 Fax: 857 242 3122 Phone: 215 316 9239 E-mail: twilton@logicbio.com

UT Southwestern Medical Center

Office for Technology Development

Attn: Director for Technology Commercialization

5323 Harry Hines Boulevard, Dallas, Texas

75390-9094

Fax: 214-951-0935

Phone: 214-648-1888

E-mail: TechnologyDevelopment@UTSouthwestern.edu

Payment and reporting contact:

Checks in U.S. dollars payable to “UT SOUTHWESTERN”
referencing L2549-LogicBio and mailed to:

UT Southwestern Medical Center

Lock Box 845477

Dallas, Texas 75284-5477

Patent prosecution contact:

Attn: Director for Technology Commercialization

Office for Technology Development

5323 Harry Hines Boulevard, Dallas, Texas

75390-9094

Fax: 214-951-0935

Phone: 214-648-1888

E-mail: TechnologyDevelopment@UTSouthwestern.edu

Accounting contact:
Attn: Matthias Jaffe 700 Main Street Cambridge, MA 02139 Fax: 857 242 3122 Phone: 617 959 7425 E-mail: mjaffe@logicbio.com
Patent prosecution contact:
Attn: Brenda Jarrell Choate, Hall & Stewart 2 International Place Boston, MA 02110 Phone: 617 248 5175 E-mail: bjarrell@choate.com

Notices required under the Agreement may be delivered via E-mail provided such notice is confirmed in writing as indicated. Notices shall be provided to each Party as specified in the “Contact for Notice” address. Each Party shall update the other Party in writing with any changes in such contact information.

19.	General Provisions

19.1	Binding Effect.

The Agreement is binding upon and inures to the benefit of the Parties hereto, their respective executors, administrators, heirs, permitted assigns, and permitted successors in interest.

19.2	Construction of Agreement; Interpretation.

Headings are included for convenience only and will not be used to construe the Agreement. The Parties acknowledge and agree that both Parties substantially

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Execution Version

participated in negotiating the provisions of the Agreement; therefore, both Parties agree that any ambiguity in the Agreement shall not be construed more favorably toward one Party than the other Party, regardless of which Party primarily drafted the Agreement.

Except where the context expressly requires otherwise: (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provisions to which it relates; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) any definition of, or reference to, any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); and (e) any reference herein to any person or entity will be construed to include the person’s or entity’s successor and assigns.

19.3	Counterparts and Signatures.

The Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A Party may evidence its execution and delivery of the Agreement by transmission of a signed copy of the Agreement via facsimile or email. In such event, the Party shall promptly provide the original signature page(s) to the other Party.

19.4	Compliance with Laws.

Licensee will comply with all applicable federal, state and local laws and regulations, including, without limitation, all export laws and regulations.

19.5	Governing Law.

The Agreement will be construed and enforced in accordance with laws of the U.S. and the State of Texas, without regard to choice of law and conflicts of law principles.

19.6	Modification.

Any modification of the Agreement will be effective only if it is in writing and signed by duly authorized representatives of both Parties. No modification will be made by email communications.

19.7	Severability.

If any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the Parties hereto shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties, and all other

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Execution Version

provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such other provisions in any other jurisdiction, so long as the essential essence of the Agreement remains enforceable.

19.8	Third Party Beneficiaries.

Nothing in the Agreement, express or implied, is intended to confer any benefits, rights or remedies on any entity, other than the Parties and their permitted successors and assigns. However, if there is a joint owner of any Patent Rights identified in Exhibit A (other than Licensee), then Licensee hereby agrees that the following provisions of the Agreement extend to the benefit of the co-owner identified therein (excluding the Licensee to the extent it is a co-owner) as if such co-owner was identified in each reference to the Licensor: the retained rights under clause (b) of Section 2.1; Section 11.3 (Licensor Disclaimers); Section 12 (Limitation of Liability); Section 13 (Indemnification); Section 14.1 (Insurance Requirements); Section 17 (Use of Name); and Section 19.10 (Sovereign Immunity, if applicable).

19.9	Waiver.

Neither Party will be deemed to have waived any of its rights under the Agreement unless the waiver is in writing and signed by such Party. No delay or omission of a Party in exercising or enforcing a right or remedy under the Agreement shall operate as a waiver thereof.

19.10	Sovereign Immunity.

Nothing in the Agreement shall be deemed or treated as any waiver of Licensor’s sovereign immunity.

19.11	Entire Agreement.

The Agreement constitutes the entire Agreement between the Parties regarding the subject matter hereof, and supersedes all prior written or verbal agreements, representations and understandings relative to such matters.

19.12	Claims Against Licensor for Breach of Agreement.

Licensee acknowledges that any claim for breach of the Agreement asserted by Licensee against Licensor shall be subject to Chapter 2260 of the Texas Government Code and that the process provided therein shall be Licensee’s sole and exclusive process for seeking a remedy for any and all alleged breaches of the Agreement by Licensor or the State of Texas.

Licensee: LogicBio Therapeutics, Inc. Licensor: UT Southwestern Medical Center	CONFIDENTIAL	Exclusive License Page 30 of 33

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Execution Version

20.	No Other Promises and Agreements; Representation by Counsel.

Licensee expressly warrants and represents and does hereby state and represent that no promise or agreement which is not herein expressed has been made to Licensee in executing the Agreement except those explicitly set forth herein, and that Licensee is not relying upon any statement or representation of Licensor or its representatives. Licensee is relying on Licensee’s own judgment and has had the opportunity to be represented by legal counsel. Licensee hereby warrants and represents that Licensee understands and agrees to all terms and conditions set forth in the Agreement.

[Signature Page Follows.]

Licensee: LogicBio Therapeutics, Inc. Licensor: UT Southwestern Medical Center	CONFIDENTIAL	Exclusive License Page 31 of 33

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Execution Version

21.	Deadline for Execution by Licensee

If the Agreement is executed first by the Licensor and is not executed by the Licensee and received by the Licensor at the address and in the manner set forth in Section 18 within 30 days of the date of signature set forth under the Licensor’s signature below, then the Agreement shall be null and void and of no further effect.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Patent License Agreement.

LICENSOR: Board of Regents of The University of Texas System	LICENSEE: LogicBio Therapeutics, Inc.

By	/s/ Arnim Dontes	By	/s/ Fred Chereau

Arnim Dontes	Fred Chereau
Executive Vice President for Business Affairs	CEO
UT Southwestern Medical Center	LogicBio Therapeutics, Inc.

		Date	May 5, 2018

Date	5/14/2018

Approved as to Content:

By	/s/ Frank P. Grassler

Frank P. Grassler, J.D.
Vice President for Technology Development
UT Southwestern Medical Center

Date 5/7/18

Licensee: LogicBio Therapeutics, Inc. Licensor: UT Southwestern Medical Center	CONFIDENTIAL	Exclusive License Page 32 of 33

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An un-redacted version of this exhibit has been filed separately with the commission.

EXHIBIT A TO

PATENT LICENSE AGREEMENT

PATENT RIGHTS

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USPTO Entity Status as of Effective Date	Check one box: ☒Small ☐Large